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                                                                      Exhibit 21

                         Subsidiaries of the Company

                           Jurisdiction           Names Under Which
Subsidiary                 of Incorporation       Subsidiary Does Business
----------                 ----------------       ------------------------

Ingleby Holding Corp.      Delaware

Caribiner, Inc.            New York               Caribiner Communications
                                                  Total Audio Visual Services
                                                  Show Solutions
                                                  Spectrum Data Systems

Entertainment Trademark    New York
 Consultants, Inc.

Bauer Audio Visual, Inc.   Texas                  Total Audio Video Services

Caribiner Europe Limited   United Kingdom

Caribiner Holdings (UK)    United Kingdom
 No. 2 Limited

Caribiner Holdings (UK)    United Kingdom         Spectrum Communications
 Limited                                          Mark Wallace Associates (MWA)
                                                  WCT Live Communication

Caribiner Services         United Kingdom
 Limited

Visual Action Holdings     United Kingdom
 plc

Visual Action Holdings                            Audio Visual Headquarters
 Inc.                                             Hospitality Resources

Cinevideo Ltd.             United Kingdom